                                   AGREEMENT

     AGREEMENT, dated as of September 27, 1994 (the 'Agreement'), among Pro-Fac Cooperative, Inc., a New York cooperative corporation ('Pro-Fac'), PF Acquisition Corp., a New York corporation and a wholly owned subsidiary of Pro-Fac ('Buyer'), and Agway Holdings, Inc., a Delaware corporation ('Agway'), and a wholly owned subsidiary of Agway Inc., a Delaware corporation.

     WHEREAS, Pro-Fac, Buyer, and Curtice Burns Foods, Inc., a New York corporation (the 'Company'), propose to enter into an Agreement and Plan of Merger dated the date hereof (the 'Acquisition Agreement') which provides, among other things, that Buyer shall commence an offer (the 'Offer', which term shall include any amendment thereof not in violation of the Acquisition Agreement) to purchase any and all of the issued and outstanding shares of the Company's Class A Common Stock, par value $.99 per share ('Class A Common Stock'), and Class B Common Stock ('Class B Common Stock'), par value $.99 per share, and shall merge with and into the Company (the 'Merger'), in each case upon the terms and subject to the conditions set forth in the Acquisition Agreement (any term used herein without definition shall have the definition ascribed thereto in the Acquisition Agreement);

     WHEREAS, Agway owns 899,447 shares of Class A Common Stock and 2,036,643 shares of Class B Common Stock (the 'Agway Shares');

     WHEREAS, as a condition to the willingness of Pro-Fac and Buyer to enter into the Acquisition Agreement, and as an inducement to them to do so, Agway has agreed for the benefit of Pro-Fac and Buyer to tender the Agway Shares, and any other shares of Class A Common Stock or Class B Common Stock at any time during the term of this Agreement held by Agway, in response to the Offer on the terms and conditions contained in this Agreement; and

     WHEREAS, the Board of Directors of the Company has approved this Agreement, the Acquisition Agreement, the Offer and the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement the parties hereby agree as follows:

                                   ARTICLE I
                            TENDER OFFER AND OPTION

     SECTION 1.1. Tender of Shares. (a) Within five business days of the commencement by the Buyer of the Offer, Agway shall tender to the depositary (the 'Depositary') designated in the Offer to Purchase (the 'Offer to Purchase') distributed by the Buyer in connection with the Offer (i) a letter of transmittal with respect to the Agway Shares and any other shares of Class A Common Stock or Class B Common Stock held by Agway (whether or not currently held by Agway, the Agway Shares and such other shares being referred to herein as the 'Shares'), complying with the terms of the Offer to Purchase, together with instructions directing the Depositary to make payment for such Shares directly to Agway (but if such Shares are not accepted for payment and are to be returned pursuant to the Offer to Purchase, to return such Shares to Agway), (ii) the certificates representing the Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase (such documents in clauses (i) through (iii) collectively being hereinafter referred to as the 'Tender Documents').

     (b) Agway will not, subject to applicable law, withdraw the tender effected in accordance with Section 1.1(a); provided, however, that (i) Agway may decline to tender, or may withdraw, any and all Shares if (A) the amount or form of consideration to be paid for such Shares is less than cash in the amount of $19.00 per Share, net to Agway or (B) the Acquisition Agreement is terminated and (ii) Agway shall give Buyer at least one business day's prior notice of any withdrawal of Shares.

     SECTION 1.2. Option. (a) Agway hereby irrevocably grants Buyer an option (the 'Option'), exercisable only upon the events and subject to the conditions set forth herein, to purchase all the Shares at a purchase price of $19 per Share, net to Agway.

     (b) Subject to the conditions set forth in Section 1.3, Buyer may exercise the Option in whole at any time or from time to time on or after the date (if any) on which Agway withdraws any or all of the Shares from the tender made pursuant to Section 1.1 hereof. Buyer shall exercise the Option by delivering notice thereof to Agway, specifying the date, time and place for the closing of such purchase. The closing of the purchase of Shares pursuant to this Section
1.2 (the 'Closing') shall take place on the date, at the time and at the place specified in such notice; provided, that if at such date any of the conditions specified in Section 1.3 shall not have been satisfied (or waived), Buyer may postpone the Closing until a date within five business days after such conditions are satisfied.

     (c) At the Closing, Agway will deliver to Buyer (in accordance with Buyer's instructions) the certificates representing the Shares being purchased pursuant to Section 1.2(b), duly endorsed or accompanied by stock powers duly executed in blank. At such Closing, Buyer shall deliver to Agway a certified or bank cashier's check payable to or upon the order of Agway in an amount equal to the number of Shares being purchased at such Closing multiplied by $19.

     (d)   The  Option  will  terminate  upon  termination  of  the  Acquisition
Agreement.

     SECTION 1.3. Conditions. The obligation of Agway to sell Shares at the Closing is subject to the following conditions:

     (a) Buyer shall, on or prior to the date of such Closing, have accepted or simultaneously be accepting for payment at least 44% of the shares of Class A Common Stock outstanding at the time of such acceptance (not including any shares of Class A Common Stock held by Agway) pursuant to the Offer;

     (b) such Shares shall have been withdrawn from the tender made pursuant  to
Section 1.1; provided that Buyer shall have no Option with respect to Shares withdrawn pursuant to Section 1.1(b)(i);

     (c) all waiting periods under the HSR Act applicable to such exercise shall have expired or been terminated; and

     (d) there shall be no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Entity, nor any statute, rule, regulation or order promulgated or enacted by any Governmental Entity prohibiting, or otherwise restraining, such exercise of the Option.

     SECTION 1.4. No Purchase. Buyer may allow the Offer to expire without accepting for payment or paying for any Shares, as set forth in the Offer to Purchase, and may allow the Option to terminate without purchasing all or any Shares pursuant to the exercise thereof. If any Shares are not accepted for payment in accordance with the terms of the Offer to Purchase or purchased pursuant to the Option, they shall be returned to Agway, whereupon they shall continue to be held by Agway subject to the terms and conditions of this Agreement.

                                   ARTICLE II
                               CONSENT AND VOTING

     Agway hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Agway hereby consents to the Acquisition Agreement and the transactions contemplated thereby, including the Merger (as defined in the Acquisition Agreement). So long as the Acquisition Agreement is in effect, Agway hereby agrees to vote all Shares now or hereafter owned by Agway in favor of the Acquisition Agreement, the Merger and the transactions contemplated thereby.

                                  ARTICLE III
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGWAY

     Agway represents, warrants and covenants to Pro-Fac and the Buyer that:

          SECTION 3.1. Ownership. Agway is the sole, true, lawful and beneficial owner of the Shares with no restrictions on voting rights or rights of disposition pertaining to the Shares. Agway will convey good and valid title to the Shares being purchased pursuant to the Offer, the Merger or the Option, as the case may be, free and clear of any and all claims, liens, charges, encumbrances and security interests. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. Until this Agreement is terminated, Agway shall not, directly or indirectly, sell, exchange, encumber, assign or otherwise transfer or dispose of, or agree to or solicit any of the foregoing, or grant any right or power to any person which limits Agways sole power to vote, sell, assign, transfer, encumber or otherwise dispose of the Shares or otherwise directs Agway with respect to the Shares. Agway agrees to notify

     Pro-Fac and Buyer promptly and to provide all details requested by Pro-Fac or Buyer if Agway or any of its affiliates shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

          SECTION   3.2.   Non-Contravention.   The   execution,   delivery  and
     performance by Agway of this Agreement and the consummation of the transactions contemplated hereby (i) are within Agway's powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority (except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the Securities Exchange Act of 1934), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Agway or to a loss of any benefit of Agway under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on Agway or result in the imposition of any lien on any asset of Agway.

          SECTION 3.3. Binding Effect. This Agreement has been duly executed and delivered by Agway and is the valid and binding agreement of Agway, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally.

          SECTION 3.4. Total Shares. The Agway Shares are the only Shares beneficially owned as of the date hereof by Agway and Agway owns no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

          SECTION 3.5. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Agway, except as otherwise provided in the Acquisition Agreement.

                                   ARTICLE IV
         REPRESENTATIONS, WARRANTIES AND COVENANTS OF PRO-FAC AND BUYER

     Pro-Fac and Buyer represent, warrant and covenant to Agway:

          SECTION 4.1. Corporate Power and Authority. Pro-Fac and Buyer have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance by Pro-Fac and Buyer of this Agreement and the consummation by Pro-Fac and Buyer of the transactions contemplated hereby have been duly authorized by the board of directors of Pro-Fac and Buyer and no other corporate action on the part of Pro-Fac or Buyer is necessary to authorize the execution, delivery or performance by Pro-Fac or

     Buyer of this Agreement and the consummation by Pro-Fac and Buyer of the transactions contemplated hereby.

          SECTION 4.2. Binding Effect. This Agreement has been duly executed and delivered by Pro-Fac and Buyer and is a valid and binding agreement of Pro-Fac and Buyer, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

          SECTION 4.3. Acquisition for Buyer's Account. Any Shares to be acquired upon consummation of the Offer or upon exercise of the Option will be acquired by Buyer for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933.

          SECTION 4.4. Release of Claims. From and after the Effective Time of the Merger (as defined in the Acquisition Agreement) or, if earlier, the purchase of Shares pursuant to the Offer or the Option, Pro-Fac and Buyer shall and, after the Merger, shall cause the Surviving Corporation and the Company (each a 'Releasor') to, release and discharge Agway, Agway Inc. and each director, officer, employee, agent and advisor of Agway or Agway Inc. (each a 'Releasee') from any and all claims, demands, causes of action, actions, suits, proceedings and liabilities of any nature whatsoever (collectively, 'Claims') that may exist at such time in favor of any such Releasor against any such Releasee to the extent arising out of or based upon (a) the Integrated Agreement, including the write-down by the Company of certain assets at the end of fiscal 1993 and in the first half of fiscal 1995, the actions by the Company in connection with the termination by Pro-Fac in March 1994 of certain crops, the management by the Company of the business of Pro-Fac prior to the date hereof or the inclusion of certain 'change-of-control' expenses in the profits of the Company for fiscal 1994 to be shared with Pro-Fac pursuant to the Integrated Agreement, or (b) the transactions leading up to the Acquisition Agreement (including, but not limited to, the auction process); provided, however, that the foregoing release shall not apply to any Claim to the extent such Claim (i) arises after the date of this Agreement, (ii) either (A) is based upon behavior of the applicable Releasee that is not generally consistent with the behavior of such Releasee prior to the date hereof or (ii) is based upon any action taken by such Releasee, or failure by such Releasee to take any action, with intentional disregard for what such Releasee in good faith believes to be the rights of Pro-Fac under the Integrated Agreement (it being agreed that any action or failure to take action consistent with such Releasees understanding of the advice (written or oral) of counsel shall be deemed to have been without intentional disregard for what such Releasee in good faith believes to be the rights of Pro-Fac), and (iii) is made in writing by Pro-Fac to such Releasee promptly upon Pro-Fac or Buyer becoming aware of facts giving rise to such Claim if they so became aware prior to the purchase of the Shares (whether or not pursuant to the Merger, the Offer or the Option), it being acknowledged by Pro-Fac and Buyer that neither Agway nor any Releasee concedes that a Claim made that is consistent with this proviso is necessarily a valid claim against any Releasee, none of whom is a party to the Integrated Agreement. In addition, each Releasor promises and agrees that, to the extent within its control and except as may be required by law, such Releasor will not initiate or participate in any claim, complaint, or litigation arising out of or in connection with any Claim released hereby.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     SECTION 5.1. Agreements of Agway. Agway hereby covenants and agrees that, so long as the Acquisition Agreement is in effect:

          (a) No Shopping. Agway shall not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing, except as such participation or cooperation shall be required as a result of the exercise by the Board of Directors of the Company of its fiduciary duty consistent with and the terms of the Acquisition Agreement. Agway shall promptly advise the Company of the terms of any communications it or any of its affiliates may receive relating to any of the foregoing.

          (b) Adjustment Upon Changes in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing the Buyers rights hereunder, the number and kind of shares or securities subject to this Agreement and the purchase price per Share (but not the total purchase price) shall be appropriately and equitably adjusted so that the Buyer shall receive pursuant to the Offer or the Option the number and class of shares or other securities or property that the Buyer would have received in respect of the Shares purchasable pursuant to the Offer or the Option if such purchase had occurred immediately prior to such event. Agway shall request the Company to take, and shall use reasonable efforts to take, such steps in connection with such consolidation, merger, liquidation or other such action as may be necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable pursuant to the Offer or the Option.

          SECTION 5.2. Agreement of Buyer. Buyer covenants and agrees that if it accepts any Shares pursuant to the Offer, it shall accept for payment under the Offer at least 44% of the shares of Class A Common Stock (not including Shares owned by Agway) outstanding at the time of such acceptance.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 6.2. Further Assurances. Pro-Fac, Buyer and Agway will each execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Acquisition Agreement.

     SECTION 6.3. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.4. Specific Performance. Each party hereto agrees that the other parties hereto may be irreparably damaged if for any reason such party failed to perform any of its obligations under this Agreement, and that the non-breaching party would not have an adequate remedy at law for money damages in such event. Accordingly, each party shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each other party. This provision is without prejudice to any other rights that a party may have against any other party for any failure to perform its obligations under this Agreement.

     SECTION 6.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

     SECTION   6.6.   Survival   of   Representations   and   Warranties.    All
representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     SECTION 6.7. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate upon the termination of the Acquisition Agreement in accordance with its terms.

     SECTION 6.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Buyer may assign its rights and obligations to another wholly owned subsidiary of Pro-Fac who is the assignee of Buyer's rights under the Acquisition Agreement and provided, further, that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 6.9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of New York without giving effect to the principles of conflicts of laws thereof.

     SECTION 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          PRO-FAC COOPERATIVE, INC.

                                          By:       /s/ ROY A. MYERS
                                           .....................................
                                                       ROY A. MYERS

                                          Title: General Manager
                                           .....................................

                                                     90 Linden Place
                                                Rochester, New York 14603

                                          PF ACQUISITION CORP.

                                           By:      /s/ ROY A. MYERS
                                           .....................................
                                                       ROY A. MYERS

                                          Title: President
                                           .....................................

                                                     90 Linden Place
                                                Rochester, New York 14603

                                          AGWAY HOLDINGS INC.

                                          By:     /s/ PETER J. O'NEILL
                                           .....................................

                                                     PETER J. O'NEILL

                                          Title: Senior Vice President
                                           .....................................

                                                      c/o Agway Inc.
                                                   333 Butternut Drive
                                                  DeWitt, New York 13214
                                               Attention: Peter J. O'Neill
                                                  Senior Vice President